EXHIBIT 23.2



CONSENT OF MILLER AND McCOLLOM,
CERTIFIED PUBLIC ACCOUNTANTS




MILLER AND McCOLLOM
CERTIFIED PUBLIC ACCOUNTANTS
4350 Wadsworth Blvd., Suite 300                         TELEPHONE (303) 424-2020
Wheat Ridge, CO 80033                                   FACSIMILE (720) 294-9753
                                                 E-MAIL: rmccollom@attglobal.net


We hereby consent to the use incorporated by reference in the Registration Statement on Form S-8 filed on or about April 14, 2004 of our report dated October 21, 2003, relating to the consolidated financial statements of Pure Bioscience and consolidated subsidiaries including in the amended annual report Form 10-KSB for the fiscal years ended July 31, 2003 and July 31, 2002 and to the reference to Miller and McCollom in the Experts section of the Prospectus contained in the Registration Statement.


/s/MILLER AND McCOLLOM
----------------------
   Miller and McCollom


April 22, 2004